UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

 (Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 28, 2014, ITC Holdings Corp. (the “Company”) entered into an Underwriting Agreement, dated as of May 28, 2014 (the “Underwriting Agreement”) with Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, in connection with the offer and sale of $400.0 million aggregate principal amount of its 3.65% Senior Notes due 2024 (the “Notes”).

A copy of the Underwriting Agreement is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of May 28, 2014, between the Company and Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

99.1	Press Release, dated May 28, 2014 announcing the pricing of the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: May 29, 2014	By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of May 28, 2014, between the Company and Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

99.1	Press Release, dated May 28, 2014 announcing the pricing of the Notes